CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated September 29, 2023, relating to the financial statements and financial highlights of FCF US Quality ETF, FCF International Quality ETF, Donoghue Forlines Tactical High Yield ETF, Donoghue Forlines Innovation ETF (formerly, Donoghue Forlines Risk Managed Innovation ETF), and Donoghue Forlines Yield Enhanced Real Asset ETF, each a series of TrimTabs ETF Trust, for the year ended July 31, 2023, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectuses and “Accounting and Legal Service Providers” in the Statements of Additional Information.

/s/ Cohen & Company, LTD.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania November 21, 2023

C O H E N & C O M P A N Y , L T D .
800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board